UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    -----------------------------------------
                                  FORM S-8 POS

                             REGISTRATION STATEMENT
                  FILED PURSUANT TO THE SECURITIES ACT OF 1933

                         DATE OF REPORT: OCTOBER 2, 2003
                       -----------------------------------
                              ZKID NETWORK COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           NEVADA                                    91-2027724
   (STATE OR OTHER JURISDICTION OF                 (IRS EMPLOYER
    INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)


                       ADVISORY AND CONSULTING AGREEMENTS
           -----------------------------------------------------------

                              (FULL TITLE OF PLAN)


                          1954 FIRST AVENUE, SUITE 169
                          HIGHLAND PARK, ILLINOIS 60035
                                 (312) 654-0733
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                ------------------------------------------------

                                 JON DARMSTADTER
                             CHIEF EXECUTIVE OFFICER
                          1954 FIRST AVENUE, SUITE 169
                          HIGHLAND PARK, ILLINOIS 60035
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (312) 654-0733
          (TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)


                                           Proposed maximum     Proposed maximum
Title of securities      Amount to be      offering price       Aggregate offering    Amount of
to be registered         Registered        per share (1)        Price                 Registration fee
--------------------     ------------      ---------------      ------------------    ----------------
Common Stock
($.0001 par value)        1,600,000         $.08                 $128,000.00            $11.52

Common Stock
($.0001 par value)        9,300,000         $.025                $232,500.00            $20.93
--------------------      ------------      ---------------      ------------------    ----------------




(1) REPRESENTS 1,600,000 SHARES OF COMMON STOCK TO BE ISSUED TO CONSULTANTS, AS COMPENSATION FOR SERVICES RENDERED. (2) TO BE ESTIMATED SOLELY FOR THE PURPOSE OF DETERMINING THE AMOUNT OF REGISTRATION FEE AND PURSUANT TO RULES 457(C) AND 457(H) OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1993.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

GENERAL INFORMATION

THE COMPANY

THE COMPANY HAS ITS PRINCIPAL OFFICES AT 1954 FIRST AVENUE, SUITE 169 HIGHLAND PARK, ILLINOIS 60035 (312) 654-0733.


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

PURPOSES:

THE COMMON STOCK WILL BE ISSUED BY THE COMPANY PURSUANT TO AN AGREEMENT ENTERED INTO BETWEEN THE CONSULTANT AND THE COMPANY AND APPROVED BY THE BOARD OF
DIRECTORS OF THE COMPANY (THE "BOARD OF DIRECTORS"). THE AGREEMENT IS INTENDED TO PROVIDE A METHOD WHEREBY THE COMPANY MAY BE STIMULATED BY THE PERSONAL INVOLVEMENT OF THE CONSULTANT IN THE COMPANY'S BUSINESS THEREBY ADVANCING THE INTERESTS OF THE COMPANY, AND ALL OF ITS SHAREHOLDERS.

COMMON STOCK:

THE BOARD HAS AUTHORIZED THE ISSUANCE OF UP TO 1,600,000 SHARES OF THE COMMON STOCK TO THE CONSULTANTS UPON EFFECTIVENESS OF THE REGISTRATION STATEMENT.

CONSULTANTS:

THE CONSULTANT HAS AGREED TO PROVIDE ITS EXPERTISE AND ADVICE TO THE COMPANY ON A NON-EXCLUSIVE BASIS FOR THE PURPOSE OF GENERALLY REPRESENTING THE COMPANY WITH RESPECT TO CERTAIN MARKETING & SALES MATTERS.

NO RESTRICTIONS ON TRANSFER

UPON THE SHARES BECOMING "EARNED" PURSUANT TO THE TERMS OF CONSULTANT'S ENGAGEMENT AGREEMENT, THE CONSULTANT WILL BECOME THE RECORD AND BENEFICIAL OWNER OF THE SHARES OF COMMON STOCK UPON ISSUANCE AND DELIVERY AND IS ENTITLED TO ALL OF THE RIGHTS OF OWNERSHIP, INCLUDING THE RIGHT TO VOTE ANY SHARES AWARDED AND TO RECEIVE ORDINARY CASH DIVIDENDS ON THE COMMON STOCK.

TAX TREATMENT TO THE CONSULTANT

THE COMMON STOCK IS NOT QUALIFIED UNDER SECTION 401(A) OF THE INTERNAL REVENUE CODE. THE CONSULTANT, THEREFORE, WILL BE DEEMED FOR FEDERAL INCOME TAX PURPOSES TO RECOGNIZE ORDINARY INCOME DURING THE TAXABLE YEAR IN WHICH THE FIRST OF THE FOLLOWING EVENTS OCCURS: (A) THE SHARES BECOME FREELY TRANSFERABLE, OR (B) THE SHARES CEASE TO BE SUBJECT TO A SUBSTANTIAL RISK OF FORFEITURE. ACCORDINGLY, THE CONSULTANT WILL RECEIVE COMPENSATION TAXABLE AT ORDINARY RATES EQUAL TO THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF RECEIPT SINCE THERE WILL BE NO SUBSTANTIAL RISK OF FORFEITURE OR OTHER RESTRICTIONS ON TRANSFER. IF, HOWEVER, THE CONSULTANT RECEIVES SHARES OF COMMON STOCK PURSUANT TO THE EXERCISES OF AN OPTION OR OPTIONS AT AN EXERCISE PRICE BELOW THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF EXERCISE, THE DIFFERENCE BETWEEN THE EXERCISE PRICE AND THE FAIR MARKET VALUE OF THE STOCK ON THE DATE OF EXERCISE WILL BE DEEMED ORDINARY INCOME FOR FEDERAL TAX PURPOSES. THE CONSULTANT IS URGED TO CONSULT HIS TAX ADVISOR ON THIS MATTER. FURTHER, IF ANY RECIPIENT IS AN "AFFILIATE", SECTION 16(B) OF THE EXCHANGE ACT IS APPLICABLE AND WILL AFFECT THE ISSUE OF TAXATION.


TAX TREATMENT TO THE COMPANY

THE AMOUNT OF INCOME RECOGNIZED BY ANY RECIPIENT HEREUNDER IN ACCORDANCE WITH THE FOREGOING DISCUSSION WILL BE AN EXPENSE DEDUCTIBLE BY THE COMPANY FOR FEDERAL INCOME TAX PURPOSES IN THE TAXABLE YEAR OF THE COMPANY DURING WHICH THE RECIPIENT RECOGNIZES INCOME.

RESTRICTIONS OF RESALES

IN THE EVENT THAT AN AFFILIATE OF THE COMPANY ACQUIRES SHARES OF COMMON STOCK HEREUNDER, THE AFFILIATE WILL BE SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT. FURTHER, IN THE EVENT THAT ANY AFFILIATE ACQUIRING SHARES HEREUNDER HAS SOLD OR SELLS ANY SHARES OF COMMON STOCK IN THE SIX MONTHS PRECEDING OR FOLLOWING THE RECEIPT OF SHARES HEREUNDER, ANY SO CALLED "PROFIT", AS COMPUTED UNDER SECTION 16(B) OF THE EXCHANGE ACT, WOULD BE REQUIRED TO BE DISGORGED FROM THE RECIPIENT TO THE COMPANY. SERVICES RENDERED HAVE BEEN RECOGNIZED AS VALID CONSIDERATION FOR THE "PURCHASE" OF SHARES IN CONNECTION WITH THE "PROFIT" COMPUTATION UNDER
SECTION 16(B) OF THE EXCHANGE ACT. THE COMPANY HAS AGREED THAT FOR THE PURPOSE OF ANY "PROFIT" COMPUTATION UNDER 16(B) THE PRICE PAID FOR THE COMMON STOCK ISSUED TO AFFILIATES IS EQUAL TO THE VALUE OF SERVICES RENDERED. SHARES OF COMMON STOCK ACQUIRED HEREUNDER BY PERSONS OTHER THAN AFFILIATES ARE NOT SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     THE FOLLOWING DOCUMENTS, WHICH ARE ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ARE INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE:

(A) ALL REPORTS FILED PURSUANT TO SECTION 13(A) OR 15(D) OF THE EXCHANGE ACT, INCLUDING BUT NOT LIMITED TO THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDING DECEMBER 31, 2002 AND QUARTERLY REPORT ON FORMS 10-QSB FOR THE QUARTERS ENDING MARCH 31, 2003 AND JUNE 30, 2003.

     IN ADDITION, ALL DOCUMENTS SUBSEQUENTLY FILED PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT WHICH INDICATES THAT ALL OF THE SHARES OF COMMON STOCK OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL OF THE SHARES THEN REMAINING UNSOLD, WILL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF THE DOCUMENTS. ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR SUPERCEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT, TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE HEREIN MODIFIES OR SUPERCEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERCEDED WILL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERCEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.


ITEM 4. DESCRIPTION OF SECURITIES

     NOT APPLICABLE,  THE CLASS OF SECURITIES TO BE OFFERED IS REGISTERED  UNDER
SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     CERTAIN LEGAL MATTERS IN CONNECTION WITH THIS REGISTRATION STATEMENT WILL BE PASSED UPON FOR ZKID NETWORK COMPANY BY MICHAEL L. CORRIGAN, ATTORNEY AT LAW.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     ARTICLE  X  OF  THE  COMPANY'S   ARTICLES  OF  INCORPORATION   PROVIDE  FOR
INDEMNIFICATION OF ITS DIRECTORS, OFFICERS AND EMPLOYEES AS FOLLOWS: "THE CORPORATION WILL, TO THE FULLEST EXTENT PERMITTED BY THE NEVADA BUSINESS CORPORATIONS ACT, AS THE SAME MAY BE AMENDED AND SUPPLEMENTED, INDEMNIFY ANY AND ALL PERSONS WHOM IT WILL HAVE POWER TO INDEMNIFY UNDER THIS SECTION FROM AND AGAINST ANY AND ALL OF THE EXPENSES, LIABILITIES, OR OTHER MATTERS REFERRED TO IN OR COVERED BY THIS SECTION, AND THE INDEMNIFICATION PROVIDED FOR HEREIN WILL NOT BE DEEMED EXCLUSIVE OF ANY OTHER RIGHTS TO WHICH THOSE INDEMNIFIED MAY BE ENTITLED UNDER ANY BYLAW, AGREEMENT, VOTE OF STOCKHOLDERS OR DISINTERESTED DIRECTORS OR OTHERWISE, BOTH AS TO ACTION IN HIS OFFICIAL CAPACITY AND AS TO ACTION IN ANOTHER CAPACITY WHILE HOLDING SUCH OFFICE, AND WILL CONTINUE AS TO A PERSON WHO HAS CEASED TO BE A DIRECTOR OFFICER, EMPLOYEE, OR AGENT AND WILL INURE TO THE BENEFIT OF THE HEIRS, EXECUTORS, AND ADMINISTRATORS OF SUCH A PERSON. PURSUANT TO STATUTORY AUTHORITY, THE EXPENSES OF OFFICERS AND DIRECTORS INCURRED IN DEFENDING A CIVIL OR CRIMINAL ACTION, SUIT OR PROCEEDING MUST BE PAID BY THE CORPORATION AS THEY ARE INCURRED AND IN ADVANCE OF THE FINAL DISPOSITION OF THE ACTION, SUIT OR PROCEEDING, UPON RECEIPT OF AN UNDERTAKING BY OR ON BEHALF OF THE DIRECTOR OR OFFICER TO REPAY THE AMOUNT IF IT IS ULTIMATELY DETERMINED BY A COURT OF COMPETENT JURISDICTION THAT HE IS NOT ENTITLED TO BE INDEMNIFIED BY THE CORPORATION."

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         NOT APPLICABLE.


ITEM 8. EXHIBITS.

     THE FOLLOWING DOCUMENTS ARE INCORPORATED BY REFERENCE FROM THE COMPANY'S PERIODIC REPORT FILINGS, SEC FILE #0-29981, AS FILED WITH THE SECURITIES & EXCHANGE COMMISSION.


ITEM 9. UNDERTAKINGS.

                    THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     (1) TO FILE, DURING ANY PERIOD IN WHICH OFFERS AND SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT TO INCLUDE ANY MATERIAL INFORMATION WITH RESPECT TO THE PLAN OF DISTRIBUTION NOT PREVIOUSLY DISCLOSED IN THE REGISTRATION STATEMENT OR ANY MATERIAL CHANGE TO SUCH INFORMATION IN THE REGISTRATION STATEMENT.

     (2) THAT, FOR THE PURPOSE OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH SUCH POST-EFFECTIVE AMENDMENT SHALL BE DEEMED TO BE A NEW
REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

     (3) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED WHICH REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.

     (4) THAT, FOR PURPOSES OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH FILING OF THE REGISTRANT'S ANNUAL REPORT PURSUANT TO SECTION 13(A) OR SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 (AND, WHERE APPLICABLE, EACH FILING OF AN EMPLOYEE BENEFIT PLAN'S ANNUAL REPORT PURSUANT TO
SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934) THAT IS INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

     (5) INSOFAR AS INDEMNIFICATION FOR LIABILITIES UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE
REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT, AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, ILLINOIS.

DATED: NOVEMBER 19, 2003

                                                     ZKID NETWORK COMPANY
                                                     A NEVADA CORPORATION


                                                     /S/ JON DARMSTADTER
                                                     ---------------------
                                                     JON DARMSTADTER
                                                     CEO, DIRECTOR



PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE COMPANY AND IN THE CAPACITIES AND ON THE DATES INDICATED.


DATE: NOVEMBER 19, 2003                                /S/ JON DARMSTADTER
                                                     ---------------------
                                                     JON DARMSTADTER
                                                     CEO, DIRECTOR

INDEX TO EXHIBITS

EXHIBIT
NO.         DESCRIPTION
-------     -----------


4.1         ADVISORY AND CONSULTING AGREEMENT - PAUL URDAN

5.1 OPINION OF COUNSEL, REGARDING THE LEGALITY OF THE SECURITIES REGISTERED HEREUNDER.

23.1        CONSENT OF DIROCCO & DOMBROW, P.A.

23.2        CONSENT OF COUNSEL (INCLUDED AS PART OF EXHIBIT 5.1)

EXHIBIT 4.1     ADVISORY AND CONSULTING AGREEMENT


                    NUMBER OF SHARES AND OPTIONS
                    --------------------------------

        4.1          1,600,000 - PAUL URDAN